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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference of our firm under the caption "Experts" in the registration statement on Form S-3 and related prospectus of Equalnet Communications Corp. for the registration of 23,693,963 shares of its common stock and to the incorporation by reference therein of our report dated October 8, 1998, with respect to the consolidated financial statements and schedule of Equalnet Communications Corp. included in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                  /s/ Ernst & Young LLP

                                  Ernst & Young LLP

Houston, Texas
March 31, 1999